UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 28, 2006
GOODRICH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-892	34-0252680

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
Executive Life Insurance Agreement - Terrence G. Linnert
Executive Life Insurance Agreement - John J. Carmola
Executive Life Insurance Agreement - John J. Grisik
Form of Executive Life Insurance Agreement

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) Executive Compensation Matters
     On December 28, 2006, Goodrich Corporation (the “Company”) and Messrs. Grisik, Linnert and Carmola agreed to terminate the Goodrich Corporation Split Dollar Insurance Plan (the “Life Insurance Plan”). The Life Insurance Plan provided a two-phase program of split-dollar life insurance for these executive officers. The first phase provided these executive officers with a split-dollar life insurance benefit that was intended to equal five times annual salary. At the end of five years, the executive could continue participation in the plan or take ownership of the life insurance policy. If the executive were to take ownership of the policy, the death benefit would be reduced to two times current salary, ownership of the policy would be transferred to the executive and the policy would be funded by the Company to a level to assure that the policy can sustain itself. If the cash surrender value was adequate, the Company would recover the premiums previously paid by us. If the executive were to elect to participate in phase two of the plan, the Company would again provide the executive with a split-dollar life insurance benefit that would be intended to equal up to five times salary. At termination of employment or retirement, the death benefit would be reduced to two times then current salary and ownership of the life insurance policy would be transferred to the executive. In that event, the executive would have ownership of the policy and would be required to pay premiums to maintain the policy. The Sarbanes-Oxley Act, which was enacted after the adoption of the Life Insurance Plan, restricted our continued funding of premiums for these policies and, in recent years, the cash surrender value on the policies has been reduced to pay the premiums. In terminating the Life Insurance Plan, the Company will obtain and transfer to these participating executive officers fully paid life insurance policies with a death benefit equal to two times the executive’s annual salary at retirement, assuming retirement at age 65 and a 3.5% annual salary increase until retirement. Copies of the Executive Life Insurance Agreements terminating the Life Insurance Plan are attached hereto as Exhibit 10.1, 10.2 and 10.3 and are incorporated herein by reference.
     On December 28, 2006, the Company and Messrs. Larsen, Grisik and Linnert agreed to terminate the split-dollar program relating to our nonqualified benefit security plan (the “Nonqualified Benefit Security Plan”) which is designed to fund, in part with split-dollar life insurance polices, our obligations to pay pension benefits under our non-qualified benefit restoration plan and supplemental executive retirement plan described in our proxy statement for our 2006 annual meeting of shareholders. Messrs. Larsen, Grisik and Linnert participate in the Nonqualified Benefit Security Plan. A copy of the form of Executive Life Insurance Agreement terminating the split-dollar program relating to the Nonqualified Benefit Security Plan is attached as Exhibit 10.4 and is incorporated herein by reference. Termination of such split-dollar programs under the Nonqualified Benefit Security Plan will not affect our obligation to make payments under, or these executive officers’ rights to receive benefits under, our non-qualified supplemental pension plan.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and Terrence G. Linnert

Exhibit 10.2	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and John J. Carmola

Exhibit 10.3	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and John J. Grisik

Exhibit 10.4	Form of Executive Life Insurance Agreement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: December 29, 2006	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and Terrence G. Linnert

Exhibit 10.2	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and John J. Carmola

Exhibit 10.3	Executive Life Insurance Agreement dated December 28, 2006 between Goodrich Corporation and John J. Grisik

Exhibit 10.4	Form of Executive Life Insurance Agreement